EXHIBIT 99.1

Twin Vee PowerCats Co. Appoints Michael P. Dickerson as New Chief Financial & Administrative Officer

FORT PIERCE, FL / ACCESSWIRE / April 5, 2024 — Twin Vee PowerCats Co. (NASDAQ:VEEE), (“Twin Vee” or the “Company”), a designer, manufacturer, and distributor of recreational and commercial power boats, today announced the appointment of Michael P. Dickerson as its Chief Financial & Administrative Officer, effective April 4, 2024. Mr. Dickerson succeeds former CFO Carrie Gunnerson, who was appointed in October 2021.

Mr. Dickerson comes to Twin Vee with 35 years of corporate experience in multi-billion dollar publicly traded and private companies, including Dorman Products, Inc., Aaron’s Inc., Gannett Co., Inc., The Babcock & Wilcox Company, General Cable Corporation, and Belden, Inc. He has spent most of his career in senior and executive level finance and operational roles including finance & accounting, treasury, investor relations & corporate communications, risk management, and other related roles. He most recently served in a consulting capacity at Savannah River Logistics as their Executive Vice President, Chief Financial & Administrative Officer, and Treasurer.

Joseph Visconti, CEO and President of Twin Vee PowerCats Co. expressed his enthusiasm for Mr. Dickerson’s appointment. “We’re excited to welcome Mike to the Twin Vee family. His broad corporate background and substantial expertise in spearheading financial and accounting operations and managing an array of responsibilities means he can hit the ground running and start making an immediate impact. I am confident that Mike will be a strong leader and an excellent addition to the team as we aim to grow our Twin Vee and AquaSport brands and position the Company for the future.”

“I am excited about the opportunity to lead at a company with such strong brand recognition and reputation for quality. I am also excited about the prospect of working for such a visionary and dynamic leader as Joseph,” stated Mr. Dickerson.

Mr. Dickerson holds a Bachelor of Science in Business Administration in Accounting from the University of Dayton in Dayton, Ohio. Additionally, he is a member of the American Institute of Certified Public Accounts (AICPA), a member of the Ohio Society of Certified Public Accountants (OSCPA), and a Senior Roundtable Member of the National Investor Relations Institute (NIRI).

About Twin Vee PowerCats Co.

Twin Vee is a designer, manufacturer, distributor, and marketer of power sport boats. The Company is located in Fort Pierce, Florida, and has been building and selling boats for nearly 30 years. Learn more at twinvee.com. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.”

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the expected contribution of Mr. Dickerson. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, Mr. Dickerson’s ability to be a strong leader and start making an immediate impact, the Company’s ability to grow its Twin Vee and AquaSport brands and position itself for the future and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@twinvee.com